Exhibit 99.1

BIDZ.COM, INC. CEO ADOPTS 10B5-1 STOCK PLAN AND REDUCES SALARY TO $1 PER YEAR

CULVER CITY, California—August 16, 2007—Bidz.com, Inc. (NASDAQ: BIDZ), a leading online auctioneer of jewelry, today announced that its Chairman and Chief Executive Officer, David Zinberg, adopted an individual pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.  Additionally, Mr. Zinberg’s annual salary is voluntarily being reduced to $1 per year and he is not expected to receive any bonus or stock option grants.

Commenting on the announcement, Mr. Zinberg, Chairman and Chief Executive Officer said, “Bidz.com was founded in 1998 and we are extremely proud of our achievements over the last nine years.  We have shareholders who have been supportive of our efforts from the beginning as well as many new shareholders who have invested in the Company now that we trade on the Nasdaq.  I want to further align my interests with all of our investors and believe the best way to do so is to reduce my salary and tie my compensation to the performance of the Company which should result in share price appreciation.”

Mr. Zinberg continued, “We are very pleased with the momentum we are seeing in the business and particularly the leverage and scalability of our model.  Bidz is a results driven company that is focused on profitable growth while continuing to innovate and deliver compelling customer value, and increasing market share. We look forward to delivering strong results that drive shareholder value over the coming quarters and years.”

Rule 10b5-1 allows officers and directors of public companies to adopt written pre-arranged stock trading plans when they are not in possession of material, nonpublic information.  Once a Rule 10b5-1 trading plan is established, the insider retains no discretion over sales under the plan, and the trades are executed through a broker in accordance with the terms of the plan at later dates without regard to any subsequent material non-public information that the insider may receive.

Mr. Zinberg has not previously sold any shares of his holdings of Bidz.com’s common stock or common stock underlying options. The pre-arranged stock trading plan has been adopted to allow Mr. Zinberg to sell a portion of his shares of common stock (and/or shares of common stock acquired upon the exercise of vested stock options) over time as part of his long-term strategy for individual asset diversification and liquidity.

Sales under the plan are subject to certain prearranged minimum sale prices. Mr. Zinberg’s plan provides for sales of up to 30,000 shares each month commencing August 15, 2007 (360,000 shares in the aggregate during the plan term). The plan terminates on July, 31, 2008 and shares not sold in a particular month may be carried over and sold in successive months during the term.

About Bidz.com Inc.

Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format requiring only a $1 minimum opening bid. To learn more about Bidz.com visit its website at www.bidz.com.

Safe Harbor Statement

This press release includes forward looking statements about the Company’s estimated revenue and earnings within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements.  We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy and financial needs.  Risks and uncertainties include the ability of the Company to attract customers to its website and offer attractive products; to maintain its website, electronic data processing systems, and systems hardware; to forecast accurately net revenue and plan for expenses; to protect our intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings.  Please refer to Bidz.com’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Bidz.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

CONTACTS:

Allyson Pooley / Patricia Dolmatsky
Integrated Corporate Relations
(310) 954-1100
apooley@icrinc.com / pdolmatsky@icrinc.com

Lawrence Kong, CFO
Bidz.com, Inc.
(310) 280-7373